Exhibit 99.1

Aditxt, Inc.'s Wholly-Owned Subsidiary Pearsanta, Inc. Looks to Expand Customer Base, Payor Access, and Genetic Testing with a Non-Binding Letter of Intent to Acquire Natural State Laboratories and Natural State Genomics

  The proposed acquisition is expected to act as a catalyst for strategic revenues while strengthening Pearsanta’s operational infrastructure and product offerings. The proposed acquisition is also intended to bring additional depth to Pearsanta’s roster of top-tier scientists and executives.
  Pearsanta’s commitment to precision medicine and supporting revenue growth would broaden with this acquisition, if completed, to include: long-term care facilities, numerous other health care entities including physician clinics, federally qualified health centers, rural health clinics, employers, and hospitals; expanded reimbursement credentialing with new private payors and regions; full clinical (blood, urine and other) lab tests, including molecular (respiratory, gastrointestinal, wound, and nail), COVID, genetics (PGx, CGx, cardiomyopathy), immunology, and toxicology.

Aditxt,® Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system, is pleased to announce the signing of an exclusive non-binding Letter of Intent (“LOI”) by Pearsanta,™ Inc. (“Pearsanta”), a wholly-owned subsidiary of Aditxt, to acquire both Natural State Laboratories, LLC (“NSL”) and Natural State Genomics, LLC (“NSG”) (collectively, “Natural State Entities” or “NSL/NSG”). The Natural State Entities are a premier full-service laboratory headquartered in Little Rock, Arkansas, offering diagnostic, molecular, genetic, and toxicology services.

Pearsanta is the exclusive license holder of AditxtScore™, a proprietary platform that provides personalized immune system profiles based on the body’s ability to respond to viruses, bacteria, allergens, and more. This proposed strategic acquisition would support revenue growth due to increased testing capacity and added sales channels that NSL/NSG would bring. The acquisition, if completed, would also provide Pearsanta with an expanded management team experienced in scaling diagnostic and innovation businesses, including managing contracts with insurance carriers, senior care facilities, and operational assets.

Subject to satisfactory completion of due diligence, the consideration for the transaction as contemplated in the LOI includes: (A) cash payments to be paid at closing to shareholders of NSL/NSG; (B) cash payments to be paid at closing to certain of NSL/NSG’s creditors; (C) assumption of debt by Pearsanta from NSL/NSG; and (D) an earnout amount to be paid to the legacy NSL/NSG shareholders no later than May 1, 2024 based on the net sales of Pearsanta and NSL/NSG business lines through the period ended December 31, 2023 The entire consideration in the form of cash payments, debt assumption and any earnout payments will be in an amount not to exceed $55 million. In addition and apart from the transaction consideration, certain NSL/NSG employees who will join Pearsanta will also be issued a portion of an aggregate of 20,000,000 shares of common stock of Pearsanta.

Also, to enter into the transaction, Pearsanta must obtain adequate financing to make the required cash payments at closing, as well as negotiate and execute definitive agreements and other closing conditions, including board approval. The parties have agreed to an exclusivity period until July 27, 2023 (as may be extended by the parties), with a view to settling the definitive agreement. However, there can be no assurance that a definitive agreement will be entered into or that the proposed acquisition will be completed as proposed, or at all.

Pending the closing of the deal, J. Ahmad Brown, MD, CEO of NSL/NSG will become the CEO of Pearsanta. “I’m excited to build a business with a mission of delivering personalized data and ‘health by the numbers,’” said Dr. Brown. “Conventional medicine often falls short using a one-size-fits-all approach. Our focus will be to blend expanding access to quality diagnostics and care while helping consumers understand their own unique biology by the numbers to realize enhanced stewardship over their personal health goals.”

Amro Albanna, Aditxt co-founder and CEO, and current interim chairman and CEO of Pearsanta said, “Our goal is to build out our innovations into growing portfolio companies as we endeavor to expand their capabilities organically and via M&A. This potential acquisition of NSL/NSG is an important step for the growth of Pearsanta and value creation for our shareholders.”

About Aditxt, Inc.

Aditxt®, Inc. (NASDAQ: ADTX) is a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system. Headquartered in Richmond, Virginia, with operations in Silicon Valley, California, and New York, New York. Aditxt’s mission “Making Promising Innovations Possible, Together” is defined by our growing ecosystem of research institutions, global industry partners and shareholders who inform and inspire our mission. Aditxt’s diverse innovation portfolio includes: Adimune™, Inc., aimed at developing and designing a new class of therapeutics for retraining the immune system to address organ rejection, autoimmunity, and allergies; Adivir™, Inc., focused on identifying, developing, and commercializing new ways to treat infectious diseases; and Pearsanta™, Inc., which intends to offer personalized immune monitoring for a wide range of health conditions, including hereditary cancer, wounds and cardiomyopathy.

For more information, visit the Company’s websites at www.Aditxt.com , www.Adimune.com and www.Pearsanta.com. Follow us on LinkedIn for the latest company news.

About Pearsanta, Inc.

Formed in January 2023 as wholly owned Aditxt subsidiary, Pearsanta™, Inc., is a medical diagnostic and innovation company that takes a new approach to personalized medicine by empowering individuals to understand their Health by the Numbers. Pearsanta is responding to a growing demand for convenient, rapid, personalized, and high-quality lab testing—anytime and anywhere. The company unites biosample collection, processing, monitoring, and reporting to deliver actionable information to the end user. This will require the convergence of multiple components, including collection devices, point-of-care (POC) “lab-on-a-chip” technologies, Lab Developed Test (LDT) assays, a data-driven analysis engine, and telemedicine for more informed treatment decisions.

About Natural State Laboratories, LLC/Natural State Genomics, LLC

Natural State Laboratories /Natural State Genomics is a premier full-service lab offering diagnostic, molecular, genetic, and toxicology services. Headquartered in Little Rock, Arkansas, and a leader in the region, NSL/NSG is committed to exemplary science, service, and an ability to scale.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company’s ability to finance and execute on its strategic M&A initiatives; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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